SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Legg Mason Partners Income Trust

(Name of Registrant(s) as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Legg Mason/WO#19306: TOUCH-TONE TELEPHONE VOTING SCRIPT

“LEGG MASON PARTNERS INCOME TRUST”

EXPECTED MAIL DATE: XX/XX/2008

MEETING DATE: November 24, 2008

TEST CONTROL NUMBER (s): 306 99999 002 001

TEST SECURITY NUMBER (s): 9999 9999

WHEN CONNECTED TO THE TOLL-FREE NUMBER 1-866-241-6192, THE SHAREHOLDER WILL HEAR:

“Welcome! Please enter the 14 digit number located in the shaded box on your proxy card.”

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

“To proceed, please enter the 8 digit code located in the unshaded box on your proxy card”

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

“This is the automated telephone voting site for the Special Meeting of Shareholders of Legg Mason Partners Intermediate-Term U.S. Government Fund.

“Proposal 1:                To vote FOR press 1.                AGAINST press 9.                ABSTAIN press 0.”

“If you plan to attend the special shareholder meeting, press 1, if not press 0”

“To hear how you have voted, press 1.”            “To cancel your vote, press 2.”            “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 1 TO HEAR THE VOTES:

“Your vote will be saved automatically should you decide to hang up during vote playback.”

“Your vote has been cast as follows (the shareholder’s vote for that proposal is given)”

“To hear how you have voted, press 1.”            “To cancel your vote, press 2.”            “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 2 TO CANCEL THE VOTES:

“Your vote has been canceled.” “To enter another vote, press 1 now.”

To end this call, press 0 now.

IF THE SHAREHOLDER PRESSES 3 TO SAVE THE VOTES:

“Your vote has been saved.” “To enter another vote, press 1 now.”

“To end this call press 0 now.”

If the shareholder elects to vote another proxy, he/she is returned to the "Please enter the number" speech (above) If shareholder elects to end the call he/she will hear:

“Thank you for voting.”

Call is terminated.